Exhibit 10.1

Lease Agreement between Ingles Markets, Inc. and Chestatee State Bank, dated April 16, 1998



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                              BANK SPACE AGREEMENT

     THIS BANK SPACE AGREEMENT (the "Agreement"), is made and entered into as of this ___ day of _______________, 2001, between INGLES MARKETS, INCORPORATED, a North Carolina corporation, whose address is P.O. Box 6676, Asheville, North Carolina 28816, Attn. Real Estate Department (the "Landlord"), and CHESTATEE STATE BANK, whose address is 6639 Highway 53 East, Dawsonville, Georgia 30534, Attn. President (the "Bank").

                                   WITNESSETH:

     WHEREAS, Landlord is or will be operating a supermarket located at 120 South 400 Center Lane, Dawsonville, Georgia 30534, presently known as Ingles Store #441 (the "Store"); and

     WHEREAS, the Bank desires to establish and operate a retail banking and depository facility (the "Banking Facility") in the Store on the terms and conditions hereinafter set forth; and

     WHEREAS, Landlord is willing to permit the establishment and operation of the Banking Facility in the Store on the terms and conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the premises set forth above and the mutual covenants set forth below, and other good and valuable consideration, the receipt, adequacy, and sufficiency of which are hereby acknowledged, Landlord and the Bank agree as follows:

     1. Space. Subject to the terms and conditions of this Agreement, Landlord hereby leases to the Bank, and the Bank hereby leases from Landlord, for the purpose of establishing and operating the Banking Facility, that certain space more particularly described on Exhibit "A" attached hereto and by this reference made a part hereof (the "Space"). Except as may be explicitly provided in this Agreement, the Bank agrees to accept the Space in an "AS-IS, WHERE-IS" condition as tendered by Landlord, and the Bank agrees that no representations with respect to the condition of the Space and no promises to decorate, alter, repair, or improve, the Space have been made by Landlord. Promptly upon delivery of possession of the Space by Landlord to the Bank, the Bank shall commence and thereafter diligently pursue to completion all of the Bank's work in the Space in strict accordance with plans and specifications approved by Landlord prior to the commencement of the Bank's work in the Space.

     Notwithstanding anything to the contrary contained in this Agreement, Landlord hereby reserves and shall at all times have the right, in its sole and absolute discretion, to change the size, arrangement, or configuration of all or any portion of the Store. In furtherance of the foregoing, as a material inducement for Landlord's agreement to enter into this Agreement with the Bank, Landlord shall have the right, upon delivery of not less than thirty (30) days prior written notice to the Bank at Landlord's expense to relocate the Space to another location in the Store comparable in size to the Space and on the same terms and conditions as contained herein. In the event the Bank Facility shall be relocated as provided herein, the Bank shall at Landlord's expense remove all of its leasehold improvements from the Space and promptly and with due diligence relocate the Banking Facility to the new location in the Store. Landlord shall tender the new location to the Bank in substantially the same condition as the Pace was in when first tendered to the Bank. Landlord may at its option, terminate this Agreement, if the Bank refuses to accept said new location. The Bank hereby acknowledges and agrees that Landlord would not have entered into this Agreement absent the Bank's agreement to relocate the Banking Facility as provided above.

     2. Term. This Agreement shall be effective as of the date first above written, but the Bank's obligations to pay Rent, subject to the terms of Paragraph 3 below, as applying to the Inducement Rent obligation of Tenant to Landlord, shall commence effective April 1, 1998 (the "Rental

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Commencement Date"). The term of this Agreement shall extend for a period of five (5) years (i.e., sixty [60] full calendar months after the Rental Commencement Date), unless earlier terminated or later extended as hereinafter provided.

     3. Rent. Effective the Rental Commencement Date, the Bank hereby covenants to pay to Landlord fixed guaranteed rent in the principal amount of THIRTY THOUSAND AND NO/100 DOLLARS ($30,000.00) per year, payable in advance on a monthly basis on the first day of each calendar month during the five (5) year term of this Agreement in equal installments of TWO THOUSAND FIVE HUNDRED AND NO/100 DOLLARS ($2,500.00). In addition to the fixed guaranteed rent set forth above, Tenant agrees to pay contemporaneously with the execution of this Lease the sum of TWENTY-TWO THOUSAND FIVE HUNDRED AND NO/100 DOLLARS ($22,500.00) as "Inducement Rent" for Landlord's agreement to enter into this Lease with Tenant. The fixed guaranteed rent and Inducement Rent shall be paid without demand, deduction, or setoff whatsoever, it being specifically agreed and understood that the covenant of the Bank to pay fixed guaranteed rent and any other changes required to be paid by the Bank under this Agreement is a separate and distinct covenant of the Bank, not contingent upon the performance of any other terms or conditions of this Agreement. Fixed guaranteed rent for any partial calendar month during the term of this Agreement shall be prorated on a per diem basis. As used in this Agreement, the term "Rent" or "rent" shall included fixed guaranteed rent, Inducement Rent, and any other additional charges or sums payable to Landlord hereunder. All Rent shall be paid to Landlord, without demand, deduction or setoff whatsoever, at Landlord's address first above written.

     4. Security Deposit. The Bank has contemporaneously with its execution of this Agreement deposited with Landlord the principal sum of FIVE THOUSAND AND NO/100 DOLLARS ($5,000.00) (the "Security Deposit") which Security Deposit shall serve as security for the full performance of every term and provision of this Agreement by the Bank. Landlord may apply all or any part of the Security Deposit to cure any default by the Bank hereunder, and the Bank shall promptly restore to the Security Deposit all amounts so applied upon invoice. If the Bank shall fully perform each term and provision of this Agreement, any portion of the Security Deposit which has not been appropriated by Landlord in accordance with the provisions hereof shall be returned to the Bank, without interest, within thirty (30) days after the expiration of the term of this Agreement.

     5. Use and Occupancy. During the entire term of this Agreement, as extended, the Bank shall continuously occupy and operate the Space solely as a Banking Facility such services or products as are customarily offered by the Bank at its other offices. The Bank shall throughout the term of this Agreement, as extended, maintain banking hours in the Space which are consistent with the banking hours maintained by the Bank or other banking institutions in the community in which the Store is located; with a minimum operating time of 40 hours per week to include Saturdays and holiday schedules as set by Bank policy. Notwithstanding the foregoing, the Bank shall not be required to be open on New Year's Day, Independence Day, Memorial Day, Labor Day, thanksgiving, Christmas, Martin Luther King's Birthday, or any other day in which the Store is not open for business. The Bank covenants to install, in accordance with the plans and specifications to be approved by Landlord, and continuously maintain and operate an automatic teller machine as part of the operation of the Banking Facility; provided, however, the Bank shall not be required to operate an automatic teller machine solely in the event, despite its good-faith best efforts of obtain regulatory approval, the Bank is unable to secure regulatory approval for the operating of an automatic teller machine in conjunction with its operation of the Banking Facility in the Space. The Bank may, but is not required to, provide loan or safe deposit services at the Banking Facility. So long as the Bank is operating in the Space in accordance with the terms of this Agreement and is not otherwise in default of this Agreement, the Bank shall have the exclusive right to provide or promote retail banking or other depository services in the Store; it being specifically agreed and understood that the foregoing exclusive shall solely apply to the inside of the Store and shall not apply to any property

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owned by Landlord or any other party located outside of the Store. The Bank's exclusive right hereunder to provide retail banking and other depository services inside the Store shall not limit or restrict the right of the Landlord, or any other operator of the Store or any licensee, consessionaire, or subleasee of the Store, to make change, cash checks, verify checks, arrange for check verification, sell money orders, perform or transact credit or debit card related transactions or the like, or to transact or conduct any other commercial or financial activity or service which it typically transacted or conducted by such parties in the customary conduct of their business operations. The Bank shall maintain and conduct the operation of the Banking Facility in a First-class and proper manner. Bank shall not block or restrict the aisles or passageways of the Store in any manner. The Bank's operation of the Banking Facility shall be subject to such reasonable rules, regulations, limitations and restrictions as Landlord may from time to time impose, including, without limitation, any rules or regulations restricting the Banking Facility's hours of operation to the same hours in which the Store is open to the general public. Subject to the Bank's covenants set forth above, nothing in this Agreement shall be construed as requiring that the Banking Facility be open for business on all days and at all hours that the Store is open for business.

     6. Employees. The Bank shall cause its employees to comply with all reasonable rules and regulations from time to time designated by Landlord pertaining to employee ingress, egress and parking. All persons employed by the Bank in connection with the operation of the Banking Facility shall be and remain the Banks' employees for all purposes, and the Bank shall, at its own cost and expense, maintain workmen's compensation coverage, unemployment compensation coverage and any other insurance which may be required by law with respect to such employees. The Bank's employees, while working at the Banking Facility, shall be entitled to use the toilet facilities provided by Landlord for the convenience of Landlord's employees. The Bank shall be responsible or all acts and omissions of its employees. The Bank's employees working in the Space shall have the non-exclusive right to park their personal vehicles in the general parking areas established for parking in the shopping center in which the Store is located; provided, however, Landlord or the owner of the shopping center shall have the right, from time to time, to designate reasonable employee parking areas for use by the Bank's employees.

     7. Non-Employee Services. It is contemplated that persons not employed by the Bank may require access to the Banking Facility for the purpose of servicing, maintaining and otherwise performing services in connection with the Banking Facility and any such non-employee shall have access to the Store and the Banking Facility during the Store's normal business hours as well as such other times as may be mutually agreeable to Bank and Landlord.

     8. Improvements. Subject to the plans and Specifications approved by Landlord, the Bank, at its own cost and expense, will furnish all equipment and furnishings which it deems necessary or desirable for the establishment and operation of the Banking facility and shall pay all costs of modification of the Space or the Store necessary for the installation of such items. Notwithstanding any attachment or affixation, the Banking Facility and each part thereof will be, and shall at all times continue to be, personal property, and shall not at any time become or be deemed to be fixtures or in any other manner a part of the Space or the Store.

     9. Signs. Subject to applicable governmental approval, the Bank shall have the right, during the term of this Agreement, as extended, to install and display, at the Bank's sole cost and expense, those signs designated and approved by Landlord as part of the Bank's plans and specifications for the Space. Landlord will cooperate with the Bank, at no cost to Landlord, in the Bank's efforts to secure all necessary approvals from third parties for the installation and display of the Bank's signs permitted hereunder. The Bank shall be liable for, and pay all costs associated with, the installation, maintenance, repair, and illumination of the Bank's signs during the term of this Agreement, as extended.

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     10. Maintenance. Bank shall, at its own cost and expense, take good care of and maintain the Banking Facility in good order and repair, including without limitation, telephone or other lines for computer/data processing and transmission for the Banking Facility. Without limiting the generality of the foregoing, the Bank shall, at its own cost and expense, obtain and maintain janitorial services for the area within the Banking Facility.

     11. Utilities. Landlord shall make available to the Bank, in accordance with the plans and specifications for the Space, electrical service for hook-up by the Bank at the Bank's sole costs and expense. The Bank shall likewise furnish, at its sole cost and expense, all telephone and other transmission lines required for the Banking Facility in accordance with the plans and Specifications for the Space. All utility costs, and all maintenance and repair costs associated therewith, shall be borne solely by the Bank.

     12. Quiet Enjoyment. Landlord and the Bank each warrant to the other that each has the requisite authority to enter into this Agreement. the Bank, by paying the fixed guaranteed rent and other charges required to be paid hereunder, and by performing and observing the other terms and conditions of this Agreement, may peaceably hold and enjoy the Space with exclusive control and possession thereof during the full term of this Agreement without molestation by Landlord or any party claiming by or through Landlord. Except of the Landlord's rights if termination contained herein, Landlord guarantees the Bank quiet enjoyment of the space during the term hereof.

     13. Insurance. The Bank shall maintain at its sole expense, commencing upon the date the Bank takes possession of the Space, and continuing throughout the term of the Agreement, as extended, commercial liability insurance covering the Space in a combined single limit amount of not less than $1,000,000.00, naming Landlord, the landlord and the mortgagee of the Store and the shopping center of which the Store forms a part and any other designees of Landlord, as additional insureds thereunder. The Bank shall also keep in force, at its sole expense, fire and extended coverage insurance for the full replacement value of the Bank's improvements and the Bank's property, including, but not limited to, inventory, trade fixtures, furnishings and other personal property, naming Landlord, the landlord and the mortgagee of the Store and the shopping center of which the Store forms a part and any other designees of Landlord, as additional insured thereunder. The fire and extended coverage insurance maintained by the Bank shall be written so as to provide that the insurer waives all right of recovery by way of subrogation against Landlord, and the landlord and the mortgagee of the Store or shopping center of which the Store forms a part, in connection with any loss or damage covered by the policy (the Bank for itself, its successors and assigns, hereby waives any right of recovery against Landlord, and the landlord and the mortgagee of the Store and the shopping center of which the Store forms a part, and their respective successors and assigns, by a virtue of any casualty to the Space, the Store or the shopping center of which the Store forms a part). In addition, the Bank shall keep in force workman's compensation or similar insurance to the extent required by law. The Bank shall deliver said insurance policies or certificates thereof to Landlord on or before delivery of possession of the Space to the Bank. The Bank shall only use insurance carriers licensed and in good standing in the State in which the Store is located. Should the Bank fail to effect the insurance called for herein, Landlord may, at its option, procure said insurance and pay the requisite premiums, in which event, the Bank shall pay all sums so expended plus fifteen percent (15.0%) as overhead to Landlord, as additional rent, immediately upon demand. Each insurer under the policies required hereunder shall agree by endorsement on the policy, or by independent instrument furnished to Landlord, that it will give Landlord at least fifteen (15) days prior written notice before any policy or policies affecting the Space shall be altered or cancelled. Landlord shall maintain insurance on the remainder of the supermarket space consistent with the same terms and conditions as apply to the Bank's obligations to provide insurance covering the Space.

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     14. Taxes. The Bank shall pay only such taxes as are assessed by the taxing authority on account of its ownership of the Banking Family or which are assessed against the rent payable by the Bank under this Agreement. Landlord shall pay all taxes assessed by any taxing authority on account of its ownership or operation of the Store.

     15. Default. In the event the Bank (i) fails to pay all or any portion of any sum due from the Bank hereunder or pursuant to any exhibit hereto within ten
(10) days following the giving of written notice, (ii) fails to cease all conduct prohibited hereby immediately upon receipt of written notice from Landlord; (iii) fails to take action in accordance with the provisions of written notice from Landlord to remedy the Bank's failure to perform any of the terms, covenants and conditions of this Agreement; (iv) fails to conduct business in the Space as herein required; (v) commits an act in violation of this Agreement which Landlord has previously notified the Bank to cease more than once in any twelve (12) month period; (vi) commits waste to the Space, or
(viii) is otherwise in breach of the Bank's obligations hereunder and shall not have commenced to cure such default within ten (10) days following written notice form Landlord; then the Bank shall be in default hereunder and Landlord may, at its option and without further notice to the Banks, terminate the Bank's right to possession of the Space and without terminating this Agreement, re-enter and resume possession of the Space and/or declare this Agreement terminated and may thereupon in either event remove all persons and property from the Space, with or without resort to process of any court, either by force or otherwise. Notwithstanding such re-entry by Landlord, the Bank hereby indemnifies and holds Landlord harmless from any and all loss or damage which the Bank may incur by reason of the termination of this Agreement and/or the Bank's right to possession hereunder. In no event shall Landlord's termination of the Agreement and/or the Bank's right to possession of the Space abrogate the Bank's agreement to pay rent for the full term of this Agreement, as extended. Following re-entry of the Space by Landlord, the Bank shall continue to pay all Rent as it becomes due under the terms of this Agreement, or at Landlord's option, all Rent for the balance of the term of the Agreement, or any extension thereto, shall be deemed immediately due and payable by the Bank to Landlord, together with all other expenses incurred by Landlord in regaining possession, including, without limitation, reasonable attorney's fees and costs of litigation. Nothing contained herein shall be construed to limit Landlord's obligation under Georgia law or otherwise to mitigate damages.

     The various rights and remedies herein granted to Landlord shall be cumulative and in addition to any other rights or remedies which Landlord may be entitled to at law or in equity. The exercise of one or more rights or remedies of Landlord shall not impair Landlord's right to exercise any other right or remedy. In all events, Landlord shall have the right, upon notice to the Bank, to cure any breach by the Bank, at the Bank's sole cost and expense, and the Bank shall reimburse Landlord for such costs and expenses plus fifteen percent (15%) as overhead, immediately upon demand. The Bank hereby agrees to apply all reasonable attorney's fees and costs of litigation associated with any collection efforts or other enforcement actions required by Landlord under this Agreement resulting from a default or other breach by the Bank hereunder.

     16. Termination. Landlord shall have the absolute and unilateral right to terminate this Agreement, upon thirty (30) days prior written notice to the Bank, if the Store is no longer to be utilized as a supermarket or in the event Landlord shall no longer operate in the Store. Upon any termination of this Agreement, the Bank shall immediately, at its sole cost and expense, (i) remove any and all alterations, additions or improvements made to the Space and broom clean the Space, (ii) restore the Space to as good a condition as it received same from Landlord, loss or damage by fire and ordinary wear and tear for reasonable use excepted, and (iii) surrender peaceful possession of the Space to Landlord.

     17. Damage. Landlord shall have the right, upon thirty (30) days prior written notice to the Bank, to terminate this Agreement in the even the Store is damaged by fire or other casualty and Landlord elects not to repair and restore the Store for use as a supermarket. If Landlord should elect to repair or

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restore the Store for use as a supermarket, then upon delivery of the Space to the Bank in the condition in which the Space was first delivered to the Bank for the Bank's work therein, in accordance with the approved plans and specification (subject, however, to applicable governmental requirements), the Bank shall replace all work and improvements originally installed or performed by the Bank (subject, however, to all applicable governmental requirements) at the Bank's sole costs and expense. Rent shall abate from the date of casualty until the earlier to occur of forty-five (45) days after the Space is delivered to the Bank for the Bank's work therein, or the date the Bank reopens for business in the Space. No Rent shall abate and no action shall be required to be taken by Landlord or the Bank in the event the Bank is not required to close in the Space.

     18. Condemnation. If any portion of the Space, or any portion of the Store or the shopping center is taken by condemnation to the extent that the Store shall no longer be used as a supermarket, then this Agreement shall automatically terminate as of the date possession is taken by the condemning authority. No award for any total or partial taking shall be apportioned, and the Bank hereby unconditionally assigns to Landlord any award which may be made in such taking or condemnation. Rent shall not be reduced in connection with a taking by condemnation which does not result in a termination of this Agreement as provided above.

     19. Lease or Mortgage. This Agreement is and shall be subject to any lease or mortgage now upon the Store or to any lease or mortgage hereinafter entered into respecting other Store. The Bank shall, upon request of the Landlord, execute and all instruments necessary to evidence this subordination of this Agreement to any such lease or mortgage, but any such instrument shall not constitute, subject to the termination rights of Landlord set forth in Section 17 above, a waiver of any rights or obligations flowing form Landlord to the Bank under this Agreement. Attached to this Agreement as Exhibit "b" are assents to this agreement executed by all owners, mortgagees, or others having an interest in the space superior to the Bank.

     20. Renewals. So long as at the time of its election to renew the term of this Agreement or at the commencement of the renewal term the Bank is operating in the Space in accordance with the terms of this Agreement and is not otherwise in default of any of the terms of this Agreement to be performed by the Bank, the Bank may renew the term of this Agreement, by delivery of not less than one hundred eighty (180) days written notice prior to the end of the initial term and any renewal term to Landlord (time being of the essence), for two (2) additional periods of five (5) years each upon the same terms and conditions as the initial five (5) year terms and conditions as the initial five (5) year term of this Agreement, except (i) the fixed guaranteed rent payable by the Bank during: (yy) the first five (5) year renewal period shall be THIRTY-SIX THOUSAND AND NO/100 DOLLARS ($36,000.00) per year payable in equal monthly installments of THREE THOUSAND AND NO/100 DOLLARS ($3,000.00) and (zz) the second five (5) year renewal period shall be FORTY-TWO THOUSAND AND NO/100 DOLLARS ($42,000.00) per year payable in equal monthly installments of THREE THOUSAND FIVE HUNDRED AND NO/100 DOLLARS (3,500.00), and *ii) the Bank shall not have the right to renew the term for the second five (5) year renewal period if the Bank had not previously exercised it renewal right for the first five (5) year renewal period as provided above, and other than as set forth above, the Bank shall have no further right to renew or extend the term of this Agreement.

     21. Assignment. This Agreement and the rights granted hereunder shall not be assigned, or the Space sublet, in whole or in part by the Bank, without the prior written consent of Landlord, which consent shall not be unreasonably withheld. Landlord hereby consents to any corporate reorganization, merger or consolidation to which the Bank may be a party in the future and acknowledges that the resulting banking corporation after any such reorganization, merger or consolidation, whether having Bank's charter or not, shall be entitled to all of the rights of Bank under this Agreement. In connection with any assignment or subletting permitted under this Agreement, (i) the Bank shall in all events

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remain principally and primarily liable for the full and prompt performance of each and every term of this Agreement to be performed by the Bank, (ii) any permitted assignee or subleasee shall assume, in a writing acceptable to Landlord in its reasonable judgment, all of the obligations of the Bank under this Agreement, and (iii) no consent to any assignment or subletting by Landlord shall be deemed to consent to any other assignment or subletting proposed in connection with the Space, nor shall the acceptance of Rent by Landlord be deemed a waiver of any right or remedy of Landlord hereunder.

     22. Security. The Bank shall be solely responsible for providing security for the Banking Facility and the Bank acknowledges that Landlord is not an insurer of the Banking Facility and that Landlord does not undertake to provide any security for the Banking Facility. Subject to reasonable rules and regulations of Landlord, the Bank shall have the right to have a security guard in the Store at all times and any such security guard shall be and remain an employee or contractor of the Bank only.

     23. Entire Agreement. The parties hereto agree that this Agreement sets forth all the premises agreements and understanding between them with respect to the Bank's leasing of the Space and its establishment and operation of the Banking Facility. There are no other promises, agreements or understandings, either oral or written between the Bank and Landlord regarding such matters. Any amendment of or modification to this Agreement shall not be binding unless such amendment or modification is reduced to writing and signed by both parties.

     24. Sharing. Bank shall have the right, at its option to permit one or more other banking or depository institutions, including savings and loan associations or credit unions, to share the use of any automated teller machine installed by the Bank in the Banking Facility in accordance with the terms of this Agreement; provided, however, that any such sharing shall not relieve the Bank of any of its duties or obligations under this Agreement.

     25. Headings. Section headings used in this Agreement are for convenience of reference only and do not constitute a substantive part of this Agreement.

     26. Severability. Each provision contained in this Agreement shall be independent and severable from all other provisions contained herein and the invalidity of any one provisions shall in no way affect the enforceability of the other provisions of this Agreement.

     27. Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State in which the Store is located.

     28. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the respective transferees, successors and assigns of the Bank and Landlord, including without limitation, any banking corporation that succeeds to the rights of Bank as a result of any merger, consolidation or other corporate reorganization.

     29. Notices. All notices required hereunder shall be deemed given when delivered personally or when deposited in the United States mail, registered, return receipt requested, postage prepaid, and addressed to the party to whom it is directed at its respective address first above written.

     30. Terminology. All singular terms used in this Agreement shall include the plural, and vice versa, and all pronouns used herein shall be deemed to include all genders.

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     31. Consultant. During the term of this Agreement, the Bank may retain the services of an outside consultant reasonable acceptable to Landlord to assist the Bank in establishing, operating and marketing the Banking Facility in a manner which is compatible with the operation and marketing of the Store.

         32.      Bankruptcy.
                  ----------

     (a) For the purpose of this Agreement, bankruptcy of theBank shall mean and include any one or more of the following events or conditions:

         (i)   The Bank is adjudicated a bankrupt;

         (ii) the Bank is found to be insolvent in and proceedings other than bankruptcy;

         (iii) A receiver is appointed for Bank or a major part of the Bank's property and such receivership is not vacated and discharged within sixty (60) days;

         (iv)  the Bank makes an assignment for the benefit of its creditors;

         (v) the Bank shall seek any reorganization, arrangement, composition, readjustment, compromise, or similar debtor relief with respect to its debts or obligations under any federal or state bankruptcy, insolvency, or debtor relief statute;

         (vi) the Bank's interest hereunder shall belevied upon or sold under execution or other legal process;

         (vii) the Bank is closed or taken over by a Regulatory Agency; or

         (viii)the Bank, whether voluntarily or involuntarily, takes advantage of any debtor relief proceedings under any present or future law.

     (b) Subject to the terms and conditions of subsection (c) of this Section of the Agreement, in the event of the bankruptcy of the Bank, Landlord, at any time after the occurrence of the bankruptcy and during the continuation of the bankruptcy and on thirty (30) days notice to Bank and to Bank's legal representative (which shall include a trustee in bankruptcy, receiver, or other like officer), if any, may terminate this Agreement and retake possession of the Space.

     (c) In the event Bank is closed or taken over by any Regulatory Agency or bank supervisory authority, Landlord may terminate this Agreement only with the consent of such agency or authority and any such agency or authority shall in any event have the election either to continue or terminate this Agreement. Provided, that in the event this Agreement is terminated, the maximum claim of Landlord for damages or indemnity for injury resulting from the rejection or abandonment of the unexpired term of the Agreement shall in no event be in an amount exceeding the Rent reserved by this Agreement, without acceleration, for the year next succeeding the date of the surrender of the Space to Landlord, or the date of re-entry of the Landlord, whichever first occurs, whether before or after the closing of the Bank, plus an amount equal to the unpaid Rent accrued, without acceleration up to such date.

     33. Late Charges. All Rent not paid when due shall bear interest at the highest legal rate not to exceed eighteen percent (18%) per annum calculated from the due date of such Rent. The Bank shall, in addition, pay as additional rent a fee of $50,000 for processing of late payments.

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     34. Accord and Satisfaction. No payment by the Bank or receipt by Landlord of a lesser amount that the charges herein stipulated shall be deemed to be other than on account of the earliest stipulated charges, nor shall any endorsement or statement on any check or letter accompanying any check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of any amounts due hereunder or to pursue any other remedy provided herein.

     35. Time of Essence. TIME IS OF THE ESSENCE OF THIS AGREEMENT.
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     36. Holding Over. If the Bank holds over the end of the term of this
Agreement without the written consent of Landlord, the Bank shall be deemed a tenant-at-sufferance and the Bank shall pay to Landlord, during each month such holdover period, as liquidated damages, a sum equal to double the highest amount of Rent paid by the Bank to Landlord during any month of the Agreement; provided, however, acceptance of Rent by Landlord shall not be interpreted as a grant of permission for the Bank to continue in possession of the Space.

     37. Brokers. The Bank hereby agrees to indemnify and hold Landlord harmless from and against any and all claims for brokerage commissions by any party claiming to have acted on behalf of the Bank in connection with this Agreement. Landlord hereby agrees to indemnify and hold the Bank harmless from and against any and all claims for brokerage commissions by any party claiming to have acted on behalf of the Landlord in connection with this Agreement.

     38. Relationships of Parties. Nothing contained in this Agreement shall be deemed or construed by the parties hereto, nor by any other party, as creating the relationship of principal and agent or of partnership or of joint venture between the parties hereto. No estate shall pass from Landlord to the Bank, and this Agreement shall not be subject to levy or sale.

     39. Landlord's Liability. In the event of any alleged default or Landlord, the Bank shall not seek to secure any claim for damages or indemnification by any attachment, levy, judgment, garnishment or other security proceedings against any property of the Landlord other than Landlord's equity in the Store. Landlord as used herein, shall include any assignee or other successor of the original Landlord or its successors or assigns.

     40. Exhibits and Addenda. All exhibits and addenda attached to this Agreement are by this reference incorporated into this Agreement. Insofar as such exhibits or addenda conflict with any of the terms or provisions contained in the text of this Agreement, the terms and provisions of such exhibit or addenda shall govern and control.

     41. This Agreement shall be executed in duplicate each of which duplicates considered to be an original.

     42. Depository account and all other banking services to Store established with _______________ State Bank.

     IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Agreement and affix their respective seals hereto all as of the date and year first above set forth.

                                    LANDLORD:

                                                INGLES MARKETS, INCORPORATED


                                                By:_____________________________
                                                   Robert P. Ingle, Chairman

Signed, Sealed, and Delivered in                Attest:_________________________
our Presence this ______ day of                        Ephraim Spielman,
_________________________, 1998.                       Assistant Secretary


                                                         (Corporate Seal)
--------------------------------
Witness


--------------------------------
Notary Public
My Commission Expires __________




                    (Signatures Continued from Previous Page)


                                      BANK:

                                        CHESTATEE STATE BANK


                                        By: /s/Robert W. Coile
                                            --------------------------
                                            (Vice) President


                                        Attest: Marsha Manson
                                                ----------------------
                                                (Asst.) Secretary


                                                   (BANK SEAL)


Signed, Sealed and Delivered in our presence this 16th day of April, 1998.


---------------------------------
Witness

---------------------------------
Notary Public
My Commission Expires_____________